SALES AND PURCHASE CONTRACT OF
INDONESIAN COAL
印尼煤买卖合同

Contract No : 001/KP-CCIG/12/2020

COMPANY INFORMATION 双方公司简介

AS THE BUYER 买方

Company Name	CHINA CONSTRUCTION INVESTMENT GROUP(NINGBO)TRADING CO.,LTD
Address	28/F,Hongju building,No.535,Tiantong South Road.Yinzhou District, Ningbo City,Zhejiang Province,China 315199
Represented By	CHEN BING LIN
Telephone	+62 81291588587
Email	chenbinglin139@163.com

BANK DETAILS

Bank Name	CHINA MERCHANTS BANK NINGBO BRANCH
Bank Address	YINXIAN DADAO NO.1299 YINZHOU,NINGBO.CHINA
Account Name	CHINA CONSTRUCTION INVESTMENT GROUP(NINGBO)TRADING CO.,LTD
Account Number	574908363732601
Bank Tel/Fax	+86 574-83881254/83089783
Swift Code	CMBCCNBS286

AS THE SELLER 卖方

Company Name	PT. KINERJA PAY INDONESIA
Address	Soho Podomoro City, #11-10 Jl. Letdjen S. Parman, Kav 28, Jakara 11410, Indonesia
Represented By	EDWIN WITARSA NG
Telephone	+6221 2918 1335 / +62 82210218660
Email	Edwinng@kinerjapay.co

BANK DETAILS

Bank Name	PT. BANK CHINA CONSTRUCTION BANK INDONESIA. TBK
Bank Address	Gedung CCBI, Jl. Letjen S. Parman Kav 92, Slipi, Jakarta Indonesia
Account Name	PT. KINERJA PAY INDONESIA
Account Number	1012 9799 28
Bank Tel/Fax	+6221 5668 292
Swift Code	BWKIIDJA
Bank Officer	MR. INDRA

LICENCE EXPORTER HOLDER 卖方

Company Name	CV.DWIJAYA CIPTA ENERGY
Address	Jl. Urip Sumoharjo No. 32, Samarinda
Represented By	Dedy Irawan, SE

This contract is made on the day of December 2, 2020 between PT. Kinerja Pay Indonesia (Hereinafter called the

Buyer Initial :   Seller Initial :

SELLER) and China Construction Investment Group (Ningbo) Trading Co., Ltd (Hereinafter called the BUYER) which expressions mean and include all of their successors and assigns.

China Construction Investment Group (Ningbo) Trading Co., (买方) 与 PT. Kinerja Pay Indonesia (卖方) 于 2020 年 12 月 2 日共同签订。

Whereas the Seller is in position to sell and the Buyer is in position to buy the Indonesian bituminous coal under the following terms and conditions;

由卖方与买方按以下条款出售及收购印尼烟煤;

Both the Seller and the Buyer may individually be referred to as **"Party"** or collectively as the **"Parties"**.

买卖双方可分别被称为**"各方"**或统称为**"双方"**。

Whereas（导言）

The Joint Sellers and the Buyer have agreed to enter into this Indonesian bituminous coal Sale and Purchase Contract (as hereinafter defined) and the Seller will supply bituminous coal to Buyer subject to the terms and conditions herein contained.

卖方和买方同意签订本合同，据此，卖方将根据买方按本合同所载条款及条件供应烟煤（定义见下文）。

Terms of Contract（合同条款）

The Parties hereby agree that this contract shall become effective on the date of this Contract is signed and execution of the contract until ended. This contract is trial shipment contract if the contract well executed, all the terms will be the basis for a long term contract for 1(one) year with only the price and laycan difference for each next shipment. If cooperation of both parties goes smoothly, Buyer and Seller may sign a supplementary contract based on this contract's framework, continuality prevails.

双方在此同意，本合同应在签订之日起生效，至合同执行结束止。若双方合作顺利，并可以此合同为蓝本，签署补充合约，延续合同执行期。

This contract should be made and confirmed upon the signature of the authorized representatives of both parties. Now it is agreed by both parties as follows:

买卖双方在各自授权情况下确认，并签订本合同。现在双方自愿达成协议如下:

CLAUSE 1 COMMODITY 商品

1.1	Commodity 商品名称	: :	Indonesian bituminous coal, Nett Calorific Value 5500 kcal/kg (ARB) 烟煤，收到基低位发热量 5500 kcal/kg (ARB)
1.2	Origin 原产地	: :	Indonesia 印度尼西亚
1.3	Loading Port	:	Muara Berau, East Kalimantan, Indonesia
1.4	Discharge Port 卸货货港口	: :	Guang Xi, Fang Cheng port 广西，防城港

Buyer Initial :

Seller Initial :

CLAUSE 2 PRICE, QUANTITY & LAYCAN DATE 价格，数量与装船受载期

2.1 Delivery Time : December 29th, 2020

交货时间 : 12 月 29 号, 2020

Shipment laycan shall be within Delivery Time. The Seller undertakes to the Buyer to deliver the Goods in conformity with the quality specifications and shipment quantity set forth in this Contract. To guarantee the shipment, Buyer shall advise laycan in writing at least 10 days prior to the first day of laycan.

受载期限(LAYCAN)应在交货期限内。卖方承诺向买方交付符合本合同规定的质量规格和装运数量的货物。为保证船货衔接，买方应在受载期限首日的至少 10 天提前书面通知卖方。

Unit Price for Indonesian Bituminous Coal in Bulk based on Coal Grade NCV 5500 kcal/kg (ARB) is USD 51.50 /MT FOB Trimmed Geared Mother Vessel at Muara Berau, East Kalimantan, Indonesia. Failure by the Seller to deliver the goods latest by December 29, 2020 shall be deemed as breach of contract.

煤炭单价以高位发热量收到基 NCV 5500 kcal/kg (ARB)为基准，装运港带有装卸设备母船离岸锚地平舱价 51.50 美元/公吨。如卖方截至 2020 年 12 月 29 日前仍未交货，则属于卖方违约。

2.2 Unit Price : USD 51.50 per MT FOB Trimmed Mother Vessel – Geared Vessel
单价 : 离岸锚地平舱装货价 (FOBT 带有装卸设备母船) 51.50 美元/公吨

2.3 Shipment Quantity : 80,000 Metric Tons (+/-10%)
数量 : 80,000 公吨 (+/-10%)

2.4 Total Shipment Value : USD 4,120,000 (+/-10%)
单艘货船货物总金额 : 美元 4,120,000 (+/-10)

CLAUSE 3 QUALITY - SPECIFICATION OF BITUMINOUS COAL 烟煤质量/规格

3.1 Throughout the period of the Contract, the Seller guarantee the quality of the product shall conform to the following specifications according to ISO standard test.

在这项合同的整个期间，卖方保证产品的质量将符合以下规格按 ISO 标准检验。

Parameters 参数	Basis 基准	Guaranteed 保证值	Rejection Limit 拒收值
Nett Calorific Value 收到基低位发热量	ARB 收到基	≥5500 kcal/kg	< 5300 kcal/kg
Total Moisture 全水分	ARB 收到基	<10 %	> 15%
Inherent Moisture 内水	ARB 收到基	5%	--
Ash Content 灰分	ADB 空干基	4%	>8 %
Volatile Matter 挥发分	ADB 空干基	35-45%	--
Total Sulphur 全硫	ADB 空干基	< 0.6%	> 0.8 %
Fixed Carbon (ADB) 固定碳	ADB 空干基	By difference	--
Hardgrove Grindability Index 哈氏耐磨指数	--	45 - 50	--
Ash Fusion (Reducing) 灰熔点	ADB 空干基	< 1350°C	--
Size: 0-50mm 粒度: 0-50 毫米	--	> 90%	--

3.2 Five Harmful Elements 五个有害元素 (Trace Elements 微量元素)

Both Parties hereby acknowledge and agree that it is the Buyer's obligations to declare Goods under this Contract

Buyer Initial :

Seller Initial :

shall comply to China Customs regulations on coal imports. The following parameters – Trace Elements are required to be analyzed by Independent Surveyor, PT. China Certification & Inspection Group at Loading Port and the results to be used for Custom Declaration and Clearance at Discharging Port in China. Such results shall not applicable for price adjustment.

双方确认并同意本合同下买方申报进口货物的义务须符合中国海关有关煤炭进口的规定。以下指标 – 微量元素由装运港独立检验机构 PT. China Certification & Inspection Group 进行检验，其检验结果将用于中国卸货港报关与清关用途。其检验结果不作为价格调整的依据。

If the Certificate of five harmful elements (Trace Elements) issued by PT. China Certification & Inspection Group at Loading Port do not conforms with the China Custom regulations on coal imports, the Buyer shall have the right to reject the cargo. The Seller shall immediately replace the cargo at his own costs.

若 PT. China Certification & Inspection Group 在装运港检测并签发的五大有害元素(微量元素)不符合以下标准，买方有权拒收。卖方应立即替换货物，其替换货物的费用卖方自行承担。

Items 项目	Basis DB 基准干燥基	Unit 单位	Rejection 拒收
汞 Mercury (HGD)	≤ 0.6	Ug/g	No Rejection
砷 Arsenic (ASD)	≤ 80	Ug/g	No Rejection
磷 Phosphorus (PD)	≤ 0.15	%	No Rejection
氯 Chlorine (CLD)	≤ 0.3	%	No Rejection
氟 Fluorine (FD)	≤ 200	Ug/g	No Rejection

CLAUSE 4 QUALITY PRICE ADJUSTMENT - BONUS & PENALTIES 质量价格调整

Adjustments to the Base Price shall be made in accordance with formulas set forth in Clause 4, based on the specification results showing in Certificate of Sampling and Analysis & Certificate of Weight issued by Independent Surveyor, PT. China Certification & Inspection Group at Loading Port.

基准价格以装运港独立检验机构 PT. China Certification & Inspection Group 出具的质量证书和重量证书作为依据，根据第 4 条款中所阐述的公式进行价格调整。

4.1 **For Total Moisture (ARB)**

If the actual Total Moisture (ARB) exceeds 10%, then the invoice weight of the cargo shall be adjusted by using the following formula:

如全水分(ARB)高于 10%，那么用于付款的发票重量应该按照如下公式调整：

Final Commercial Invoice Weight = Actual Weight x【100% - (Actual Total Moisture - 10%)】

最终发票结算重量 = 实际重量 x【100% - (实际全水分 - 10%)】

According to the rejection limit set forth in Clause 3, If the actual Total Moisture (ARB) as shown in the Certificate of Sampling and Analysis issued by PT. China Certification & Inspection Group at the Loading Port exceeds 12%, the Buyer shall have the right to reject the cargo.

按第 3 条款拒收限制，如装运港 PT. China Certification & Inspection Group 出具的质量证书结果显示实际全水分(ARB)高于 12%，则买家有权拒收货物。

Buyer Initial :

Seller Initial :

4.2 **For Nett Calorific Value (ARB)**

If the actual Nett Calorific Value (NCV) As Received (ARB) exceeds NCV 5500 kcal/kg (ARB), the Base Price shall be adjusted according to the following formula, fractions pro rata:

如实际收到基低位发热量高于 5500 大卡，那么基准价格应根据下列公式按比例调整：

Invoice Price = USD 51.50+【Actual NCV(ARB) – 5500 kcal/kg】x USD 0.0094

发票单价 = USD 51.50+【Actual NCV(ARB) – 5500 kcal/kg】x USD 0.0094

If the actual Nett Calorific Value (NCV) As Received (ARB) less than NCV 5500 kcal/kg (ARB) but higher than or equal to NCV 5300 kcal/kg (ARB), the Base Price shall be adjusted according to the following formula, fractions pro rata:

如实际收到基低位发热量低于 5500 大卡，但高于或相等于 5300 大卡，那么基准价格应根据下列公式按比例
调整：

Invoice Price = USD 51.50–【5500 kcal/kg – Actual NCV(ARB)】x USD 0.0094

发票单价 = USD 51.50–【5500 kcal/kg – Actual NCV(ARB)】x USD 0.0094

If the actual Nett Calorific Value (NCV) As Received (ARB) less than NCV 5300 kcal/kg (ARB) but higher than or equal to NCV 5300 kcal/kg (ARB), the Base Price shall be adjusted according to the following formula, fractions pro rata:

如实际收到基低位发热量低于 5300 大卡，但高于或相等于 5300 大卡，那么基准价格应根据下列公式按比例调整：

Invoice Price = USD 51.50 – 【(5500 kcal/kg – 5300 kcal/kg) x USD 0.0094】–【(5300 kcal/kg – Actual NCV(ARB) x USD 0.0187】

发票单价 = USD 51.50 – 【(5500 kcal/kg – 5300 kcal/kg) x USD 0.0094】–【(5300 kcal/kg – Actual NCV(ARB) x USD 0.0187】

According to the rejection limit set forth in Clause 3, If the actual Nett Calorific Value (NCV) As Received (ARB) as shown in the Certificate of Sampling and Analysis issued by PT. China Certification & Inspection Group at the Loading Port is below NCV 5300 kcal/kg (ARB), the Buyer shall have the right to reject the cargo.

按第 3 条款拒收限制，如装运港 PT. China Certification & Inspection Group 出具的质量证书结果显示实际收到基低位发热量低于 5300 大卡，则买方有权拒收货物。

4.3 **For Total Sulphur (ADB)**

If the actual Total Sulphur (ADB) exceeds 0.6%, penalty of USD 0.25 per MT for each 0.1% in excess shall be applied.

如实际全硫(ADB)高于 0.6 %，每超出 0.1%按扣罚 0.25 美元/公吨结算。

According the rejection limit set forth in Clause 3, If the actual Total Sulphur (ADB) as shown in the Certificate of Sampling and Analysis issued by PT. CHINA CERTIFICATION & INSPECTION GROUP at the Loading Port exceeds 0.8%, the Buyer shall have the right to reject the cargo.

按第 3 条款拒收限制，如装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 出具的质量证书结果显示实际全硫 (ADB) 高于 0.8%，则买方有权拒收货物。

Buyer Initial :

Seller Initial :

4.4 **For Ash Content (ADB)**

If the actual Ash Content (ADB) exceeds 6%, every 1% excess shall impose 1% deduction on actual weight.

如实际灰份(ADB)高于 6%，每超出 1%相对的在实际重量中扣除重量 1%。

According to the rejection limit set forth in Clause 3, If the actual Ash Content (ADB) as shown in the Certificate of Sampling and Analysis issued by PT.CHINA CERTIFICATION & INSPECTION GROUP at the Loading Port exceeds 16%, the Buyer shall have the right to reject the cargo.

按第 3 条款拒收限制，如装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 出具的质量证书结果显示实际灰分 (ADB)高于 16%，则买方有权拒收货物。

CLAUSE 5 PAYMENT TERMS 付款方式

5.1 Both Parties agreed that within two (2) bank working days after contract signed, the Buyer shall advise L/C format from issuing bank for Seller's review and approval. Within five (5) bank working days upon approval of the L/C format, the Seller PT.KINERJA PAY INDONESIA shall issue Performance Bond (MT 761 format) at the rate of two percent (2%) (Equivalent to USD 82,400 of the L/C value to the Buyer's L/C issuing bank.
Note: Seller to advise P/B draft for Buyer's review and approval prior to issuance.

双方一致同意，双方签订合同后 2 个银行工作日内，买方提供由信用证开证行发出的信用证格式于卖方审核与确认。于确认信用证格式后的 5 个银行工作日内，卖方 PT. KINERJA PAY INDONESIA 通过银行(MT761 格式)开具以信用证价值之百分之二(2%) (同等于 82,400 美元)的履约保函予买方开证银行。
注：卖方在正式开出履约保函前应提供草本履约保函予买方审核与确认。

5.2 Within five (5) bank working days from the date of receipt of the valid Performance Bond from PT.KINERJA PAY INDONESIA, the Buyer shall open an irrevocable, non-transferable Letter of Credit (L/C) payable at sight indicating PT.KINERJA PAY INDONESIA as beneficiary. The L/C shall be opened from Bank of China Limited, Yin Zhou branch and for an amount in US Dollars sufficient to cover 100% of the cargo value. Period for L/C presentation is within 15 (fifteen) days from the date of B/L, but within the validity of the L/C. The validity of the L/C shall be for 45 days.
Note: Buyer to advise L/C format for Seller's review and approval prior to issuance.

买方于收到 PT. KINERJA PAY INDONESIA 有效履约保函后，在 5 个银行工作日内，买方开立不可撤销，不可转让，即期跟单信用证，并指定卖方 PT. KINERJA PAY INDONESIA 为受益人。信用证在中国银行鄞州分行开立，以美元为信用证货币，金额为货物总值的 100%。交单期限为提单签发日起 15 天之内，但需在信用证有效期内。信用证有效期为 45 天。
注：买方在正式开出信用证前应提供草本信用证予卖方审核与确认。

5.3 If the Seller defaults, except the loss due to Force Majeure, the Buyer shall have the right to cancel the vessel immediately and the entire value of Performance Bond will be claimed as compensation to the vessel company. Bond shall cease its effectiveness automatically after the B/L date and returned to the Seller PT.KINERJA PAY INDONESIA.
如卖方违约，不可抗力造成的损失除外，买方有权将履约保函全部金额作为支付予母船公司的赔偿金。该履约保函在提单日之后自动停止生效，并退还予卖方 PT. KINERJA PAY INDONESIA。

CLAUSE 6 EXPORT DOCUMENTS 出口单据

Export documents include, but are not limited to:
出口单据包括但不限于:

6.1 Certificate of origin issued by PT. CHINA CERTIFICATION & INSPECTION GROUP at Loading Port in 1 Original and 3 copies;

由装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 发出的检验机构方原产地证明书，一正三副；

6.2 Seller's signed Commercial Invoice in 3 originals and 3 copies, price adjustment based on Certificate of Weight and Certificate of Sampling and Analysis issued by PT. CHINA CERTIFICATION & INSPECTION

Buyer Initial :

Seller Initial :

GROUP at the Loading Port, indicating 100% of final closing value, final weight, detailed price and weight calculations, L/C number, B/L number, B/L date, contract number, and vessel name.

卖方签字的商业发票，3 份正本和 3 份副本，以装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 签发的重量证书和质量证书作为结算依据，发票内容显示 100%最终结算金额，最终结算重量，价格与重量详细计算，信用证编号，提单编号，提单日期，合同编号，和船名。

6.3 Full set (3/3) Originals and 3 Non-Negotiate copies of Clean on Board Ocean Master Bill of Lading made out to order, marked "Freight payable as per charter Party" or "Freight Prepaid";

全套清洁提单，标明"运费按租船合同"或"运费预付"字样，三正三副；

6.4 Certificate of Weight issued by PT. CHINA CERTIFICATION & INSPECTION GROUP at Loading Port in 1 original and 3 copies;

由装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 发出的重量证书，一正三副；

6.5 Certificate of Sampling and Analysis issued by PT. CHINA CERTIFICATION & INSPECTION GROUP at Loading Port in 1 original and 3 copies;

由装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 发出的质量证书，一正三副；

6.6 Draft Survey Report issued by PT. CHINA CERTIFICATION & INSPECTION GROUP at Loading Port in 1 original and 3 copies;

由装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 发出的水尺计量报告，一正三副；

6.7 Certificate of Origin (Form E) issued by the relevant Indonesian government authority in 1 original and 3 copies;

由印尼相关政府部门签发的原产地证明书(FORM E)，一正三副；

6.8 Certificate of Trace Elements issued by PT. CHINA CERTIFICATION & INSPECTION GROUP at Loading Port in 1 original
and 3 copies.

由装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 发出的微量元素证书，一正三副。

Within 5 business days after completion of loading, the Seller shall forward to the Buyer by email the following documents for Marine Insurance and proper customs formalities:

在装船完成后的 5 个工作日内，卖方应通过电子邮件将以下文件转发给买方以便处理货物保险及进口报关事宜：

1.	One copy of the Surveyor's Certificate of Origin 检验机构方原产地证明书副本一份
2.	One copy of the Seller's Commercial Invoice 卖方商业发票副本一份
3.	One copy of the Bill of Lading 提单副本一份
4.	One copy of the Certificate of Sampling and Analysis 质量证书副本一份
5.	One copy of the Certificate of Weight 重量证书副本一份
6.	One copy of the Draft Survey Report 水尺计量报告副本一份
7.	One copy of Certificate of Origin (FORM E) 原产地证明书(FORM E)副本一份
8.	One copy of Certificate of Trace Elements 微量元素证书副本一份
9	Exporter invoice 原出口商发票

Buyer Initial :

Seller Initial :

CLAUSE 7 CARGO INSURANCE 货物保险

7.1 Marine insurance shall be arranged by the Buyer.

海运保险由买方安排购买。

CLAUSE 8 INSPECTION - QUALITY & QUANTITY DETERMINATION 检验质量与数量

8.1 Both Parties agree to appoint PT. CHINA CERTIFICATION & INSPECTION GROUP as the third-party inspection agency at Loading Port. The quality and weight inspection result carried by PT. CHINA CERTIFICATION & INSPECTION GROUP at the Loading Port shall be the basis of the Seller's commercial invoice. The cost of quality and quantity inspection of the PT. CHINA CERTIFICATION & INSPECTION GROUP at Loading Port shall borne by the Seller's

买卖双方同意指定以 PT. CHINA CERTIFICATION & INSPECTION GROUP 为装运港第三方检验机构。由装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 出具的重量与质量检测报告将作为卖方商业发票的依据。装运港 PT. CHINA CERTIFICATION & INSPECTION GROUP 的质量和重量检验费用由买方承担。

8.2 Seller shall, at its own expenses, appoint representative(s) at the Loading Port to supervise the loading process; to witness the sampling preparation, sample sealing and labeling, draft survey perform by PT. CHINA CERTIFICATION & INSPECTION GROUP to conduct its own sampling at its own expense. The Seller shall cooperate with the Buyer's representative(s) for above supervision operation. The Seller shall notify the Buyer at least 2 days prior to vessel loading commences.

卖方可自费派出代表到装运港监督装运过程；见证由 PT. CHINA CERTIFICATION & INSPECTION GROUP 进行的采样，样品封与水尺检测过程；自费自行采样，对于上述的监督操作，卖方应给予配合。卖方应在母船装载开始的至少两天前通知买方。

CLAUSE 9 DELIVERY 交货

9.1 VESSEL NOMINATION 母船提名

Buyer shall nominate the vessel in time and at least ten (10) days prior to her ETA at the loading anchorage. The Seller shall give written notice accepting or rejecting any vessel nominated by the Buyer within one (1) working day of receipt of the Buyer's vessel nomination notice. Such nomination notice shall include a copy of final draft Charter Party contract, vessel's full particulars, demurrage/dispatch rate, ETA at loading anchorage, vessel's estimated arrival draft, estimated loading quantity, stowage plan, and other information regarding to the vessel. The Buyer shall provide a copy of Charter Party contract of the nominated vessel to the Seller within 3 working days after vessel is nominated. Failure by the Seller to commence loading the goods onto the mother vessel within 2 days after its NOR is tendered shall be deemed as breach of contract. The Buyer shall have the right to cancel the vessel immediately and the Performance Bond will be claimed as compensation to the vessel company.

买方应在母船预计抵达日至少十天前及时租船。卖方应在收到买方租船提名通知书后的一个工作日内发出书面通知，是否接受或拒绝该租船。该租船提名通知书应包含一份最终草本的租船合约，提报承运母船的船舶规范，滞期/速遣费率，预计到港时间，预到装货港吃水深度，预计装货数量，配积载计划及相关的信息。买方应在确认租船后的三个工作日内向卖方提供母船的租船合约副本。如卖方在接受装备就绪通知书(NOR)的两天内，卖方未开始进行母船装货，则属于卖方违约。买方有权立即撤船，买方有权将履约保函全部金额作为支付予母船公司的赔偿金。

9.2 ARRIVAL OF VESSEL 母船抵达

At the Loading Port, Buyer shall appoint a port agent nominated by the Seller, for its vessel to report its ETA to the Loading Port authority, with a copy to the Seller, at least seven (7) days, five (5) days, three (3) days, forty-eight (48) hours and twenty four (24) hours prior to its arrival, and then every day thereafter to report the vessel's performance.

买方应在装运港委任其由卖方提名的港口代理，向装运港当局以及卖方报告其预计到港日，分别按预计到港日(ETA)倒数七天，五天，三天，四十八小时和二十四小时报告，此后提供母船每日表报告。

Notice of Readiness (NOR) to load shall be tendered to the Seller in writing by e-mail upon vessel's arrival at the

Buyer Initial :

Seller Initial :

loading anchorage. By no later than 24 hours (local time) on the last day of the Lay-days the vessel must has arrived at the loading anchorage in question and be in all respects ready to commence loading the coal deliverable hereunder and tendered a valid NOR.

装备就绪通知书(NOR)应在母船抵达装运锚地时通过电子邮件向卖方提出。在母船受载期限的最后一天不少于 24 小时(当地时间)之前，母船必须已到达指定的装运锚地并全部准备好开始装运煤炭，以及必须已提出有效的备装备就绪通知书(NOR)。

Laytime shall commence 12 running hours after NOR to be tendered unless sooner commenced. The arrived vessel shall commence loading in accordance with the instructions of Loading Port's authority. Time spent for Customs/Quarantine Bureau/Port Authority, Pilot age from anchorage area to berth, mooring, or crossing river mouth, shall not be counted into Laytime. Delays caused by Force Majeure stipulated in accordance with Clause 13 shall not count as Laytime. For the purposes of calculating demurrage and dispatch, Laytime shall cease upon completion of loading.

除非提前开始，否则装货时间应在装备就绪通知书(NOR)提出的 12 小时后开始计算。已到达的母船应根据装运港当局的到达指令开始装货。通关/卫生检疫/履行港口当局的手续，领航员从锚地进港靠泊以及系泊，或通过内 河河口等均不计算为装货时间。由符合第 13 条的不可抗力导致的延误不应被计入装货时间。为计算滞期费和速遣费，装运时间应在装运完成后停止。

9.3 LOADING RATE 装货率

Loading rate is 8,000 Metric Tons per PWWD SHINC. In case of any breakdown of the loading or vessel's equipment occurred with either gear, grabs, and/or cranes the loading rate shall prorate on number of workable cranes and grabs working during such occurrence.

装货率为 8,000 公吨每个工作日 PWWD SHINC。如有任何装运或母船装备，如抓斗和/或起重机发生任何故障，装货率应根据在此故障发生期间剩余可操作的起重机和抓斗的数量按比例分配调整装货率。

CLAUSE 10 DEMURRAGES & DISPATCH & Dead Freight 滞期费 & 速遣费 & 亏吨费

10.1 If any costs and expenses are incurred due to any delay at the Loading Port, the demurrage incurred shall be paid by the Seller. For avoiding controversy, the vessel shall be deemed to have arrived at the Loading Port once the NOR is accepted by the port authority at Loading Port.

于装运港的耽搁而造成的任何费用及开支，滞期费是卖方的责任。为避免分歧，一旦 NOR 提交被装运港港务局接受，即应被视为已经抵达装运港。

10.2 Demurrage and dispatch earning rates to be advised at the time of vessel nomination. The Seller shall pay to The Buyer Demurrage incurred (if any) and The Buyer shall pay to The Seller dispatch money incurred (if any) at the Loading Port in accordance with the terms and conditions of the Charter Party.

滞期费和速遣费卖方应在租船提名时通知。按照租船契约的条款，卖方向买方支付在装运港产生的滞期费(如有)。买方应保证向卖方按照租船契约的条款支付在装货港产生的任何速遣费(如有)。

10.3 Accounts for Demurrage and Dispatch shall be kept separate from all other accounts. The payment of demurrage and/or dispatch money shall be settled within 15 (fifteen) working days after completion of loading.

滞期费和速遣费计算应独立于其他所有费用的计算，并且应在母船装货完成后 15 个工作日内完成支付。

10.4 The buyer shall declare the pre-stowage plan to the seller by email/fax four days before the ship arrives at the port of loading, The exact SF (Stowage Factor) shall be based on the accurate loading factor (loading factor) provided by the seller four days before the ship is expected to arrive at the port of loading, After the loading plan is declared The seller shall load coal in the quantity declared in the pre-stowage plan. Actual ship loading capacity is subject to actual loading. The seller must provide full cargo to load. For any short quantity loaded, except the case that the short quantity is occurred by Buyer's / Master's decision but confirmation by both parties in writing, Seller shall pay dead freight which shall be calculated by multiplying the short quantity by the freight of the vessel nominated to Seller. For the seller settlement, Buyer shall provide such dead freight claim invoice from Owner. If there is a claim for demurrage or dead freight, the seller has the right to request a copy of the charter party (vessel contract).

Buyer Initial :

Seller Initial :

卖方应在船舶到达装货港前四天通过电子邮件/传真向买方申报预积载计划，该计划应以买方在船舶预计到达装货港前四天提供的准确的配载系数(配载系数)为依据，配载计划申报后，卖方应按预配载申报的数量装载煤炭。实际船舶装载能力以实际配载为准。卖方必须提供满载货物。对于装载的任何短装货物，除非短装是由买方/船长决定但经双方书面确认的，否则卖方应支付亏舱费，亏舱费应以短装货物乘以指定买方船只的运费计算，买方应向卖方提供货主开具的损失索赔发票，以便卖方结算。如发生滞期费或亏舱费索赔，卖方有权要求提供有关租船合同的复印件。

CLAUSE 11 CLAIMS 索赔

Any claims that either party may have, due to an occurrence, must be submitted to the other party within a period of 15 working days from the date of that occurrence. All claims shall be executed in writing, with full supporting documentation that the other party may reasonably require. Both parties agree to acknowledge such claims by written acceptance thereof.

如任何一方有意向另一方提出索赔，则必须自导致索赔的事件发生之日起 15 个工作日之内提出，并且提供完整的，合理要求的支持文件。双方认同所有索赔的要求必须以书面形式提出。

Either party shall be responsible for all cost of damages and legal cost in the event that either the Seller or the Buyer fails to perform its obligations or consistently perform after official legal contract is signed.

双方在合同正式签订之后如卖方或买方未能履约或未能持续履行合约，则其卖方或买方将承担所有由此导致的损失与法律费用。

CLAUSE 12 TAXES, OBLIGATIONS AND IMPORT 税费、义务和进口

All taxes, duties and levies connected with the export of the Coal from the country of origin, Indonesia shall be borne by the Seller. Seller shall comply with all applicable laws including export laws for affecting coal supplies under this contract at his sole risk and cost. Any taxes, levies, and duties connected with the import of the Coal into the country of destination, China shall be borne by the Buyer.

卖方负责承担由货物出口原产地印度尼西亚所产生的煤炭出口相关的所有税务费用。卖方应遵守所有适用的法律，包括根据本合同实施煤炭供应的出口相关法律。买方负责由货物进口到目的地国家中国的所有税务费用。

CLAUSE 13 FORCE MAJEURE 不可抗力

13.1 For the duration of a force majeure, such as, but not limited to, war or threat of war, invasion, rebellion, riot, acts of god, restraints of governments or rules, or strikes, lockouts, fire, flood, earthquake, thereby delaying the performance of this contract, Seller and/or Buyer shall be released from their respective obligation to deliver or accept the delivery of bituminous coal hereunder without liability to the other. Local authority shall legalize the event of force majeure.

对于不可抗力，包括但不限于，战争或战争、入侵、叛乱、暴乱的威胁，天灾，政府的限制或规定，或罢工，停工，火灾，水灾，地震，从而推迟了履行本合同，卖方及/或买方应免除其各自关于交付或接受本协议下的褐煤货物的义务，双方不承担责任。不可抗力事件应以地方当局认定为准。

13.2 In the event of force majeure, The Seller and The Buyer shall cooperate to minimize the adverse effect of such force majeure occurrence to the extent possible.

因不可抗力，买卖双方要进行最大程度的合作使由于发生不可抗力而导致的不利影响减少到最低。

13.3 In the event that Seller/Buyer cannot agree within one month of the cessation of a force majeure having occurred, upon rescheduling of quantity delivered of bituminous coal affected by such case of force majeure, either party shall have the right to cancel such deliver of bituminous coal without liability to the other.

如果卖方/买方在发生了不可抗力停止的一个月内未能达成共识，同时由于不可抗力影响到褐煤交货数量的重新安排，任何一方均有权取消该次交货而无需对另一方负责。

Buyer Initial :

Seller Initial :

13.4 In cases of force majeure shall be reported exactly and precisely as soon as possible via fax by the effected party to the other. In the event that either party exercises the cancellation right, the cancellation shall be affected only by written notice.

如发生不可抗力，该方应尽快用传真通知另一方，并对情况进行精确的定义。如果任何一方行使其取消权利，该类取消只能以书面的形式通知另一方方能有效。

CLAUSE 14 APPLICABLE LAW & ARBITRATION 适用的法律与仲裁

This Contract shall be interpreted in accordance with Republic of Indonesia laws. All disputes arising in connection with the present contract shall be settled in an amicable way firstly. In the event that no settlement is reached, the case shall be brought for final settlement under the rules of Singapore International Arbitration Centre (SIAC). The arbitration results will be final and binding to both seller and buyer.

本合同适用的法律为印度尼西亚法律。所有因执行本合同产生的争议应通过友好协商解决，协商不成，可以提交新加坡国际仲裁中心，根据规则仲裁，仲裁院将指定一名或多名仲裁员来仲裁。

CLAUSE 15 GENERAL 总则

15.1 English and Chinese are the lawful language in the contract. In case of conflict English shall prevails. This Contract contains the entire understanding between the parties with respect to the transactions contemplated hereby and can only be amended by a written contract. Any prior contract, written or verbal is deemed merged herein and shall be superseded by this agreement.

本合同中、英文具有同等法律效应，如有偏差则以优先以英文为准。双方对达成的本合同内容完全理解，凡合同修改必须以书面形式，合同签订前所有的书面及口头往来的信函等均被本合同取代。

15.2 All signed appendices, annexes and supplements are integral parts of the contract.

所有签署的附件,补充等均作为本合同不可分割的一部分。

15.3 Conditions that have not been specified in the present contract shall be governed by general rule of international trade related to FOB MV basis.

本合同未涉及的条款/条件应按照国际贸易通则相应的 FOB MV 之规定执行。

15.4 EDT (Electronic document transmission) shall be deemed to be valid and enforceable in respect of the provisions of this Contract. Either party has right to request an original of an electronic transmitted document.

电子版文件应视为有效和有约束力,任何一方有权向对方索取任何电子版文件的正本。

15.5 The information contained herein shall be kept confidential, shall not be disclosed to third parties or reproduced in any way, unless third party shall implement contract.

本合同中的任何信息均为保密的，双方不得向任何第三方透露或复制，除非第三方是本合同的执行的必要方。

Buyer Initial :

Seller Initial :

CLAUSE 16 CONCLUSIONS

The Contract is compiled in 2 (two) originals, with each party retaining 1 (one) originals. The Contract shall be duly signed and sealed by their authorized representatives of the Buyer and the Seller on the date first above mentioned. Parties hereby shall accept the Contract sent by facsimile or by scanned e-mail as an original legal contract.

本合同将打印 2 份正本，签字方各执 1 份正本合同。并有买卖双方授权代表在场对合同确认签字盖章，合同即生效。双方接受通过传真或扫描发的合同均可作为正本合同。

BUYER	SELLER
-------------	-------------
METERAI TEMPEL FD336AHF67 6000 ENAM RIBU RUPIAH …贸易有限公司 …GROUP(NINGBO)TRADING CO.,LTD	PT. KINERJA PAY INDONESIA
CHEN BINGLIN DIRECTOR	**EDWIN WITARSA NG** PRESIDENT COMMISSIONER

Copy ID of **CHEN BINGLIN** (as the Buyer)



中华人民共和国 PEOPLE'S REPUBLIC OF CHINA
护照 PASSPORT
P
CHN
ED6238632
陈炳林
CHEN, BINGLIN
男/M
中国/CHINESE
11 JUL 1967
福建/FUJIAN
17 9月/SEP 2018
16 9月/SEP 2028
JAKARTA
EMBASSY OF P.R.CHINA IN INDONESIA
POCHNCHEN<<BINGLIN<<<<<<<<<<<<<<<<<<<<<<<<<<<<<
ED62386327CHN6707116M2809160LDMCLBPOMBNGA948

Copy ID of **EDWIN WITARSA NG** (as the Seller)



REPUBLIK INDONESIA
REPUBLIC OF INDONESIA
PASPOR
PASSPORT
P
IDN
B8053326
EDWIN WITARSA NG
INDONESIA
23 MAY 1981
L/M
MEDAN
12 SEP 2017
12 SEP 2022
1A12G19175CRQX
POLONIA
P<IDNNG<<EDWIN<WITARSA<<<<<<<<<<<<<<<<<<<<<<
B8053326 0IDN8105233M2209128127116230500017

Buyer Initial :

Seller Initial :